Exhibit 99.1

AstroNova Announces Third-Quarter Fiscal 2023 Financial Results

  Record Quarterly Revenue of $39.4 Million, Up 36.6% on Acquisition of Astro Machine and Base Business Growth in Both Segments
  GAAP Operating Income of $1.3 Million, Margin Up 240 Basis Points; Adjusted Operating Income of $2.1 Million, Margin Up 420 Basis Points
  GAAP Earnings Per Diluted Share Improves to $0.04, Non-GAAP EPS Increases to $0.11
  Company to Host Earnings Call at 9:00 a.m. ET Today

WEST WARWICK, R.I.--(BUSINESS WIRE)--December 7, 2022--AstroNova, Inc. (Nasdaq: ALOT), a global leader in data visualization technologies, today announced financial results for its fiscal 2023 third quarter ended October 29, 2022.

“We posted solid results in the third quarter, generating record revenue that reflected a better-than-expected contribution from our August acquisition of Astro Machine coupled with growth across our base business,” said Greg Woods, AstroNova’s President and Chief Executive Officer. “While the macroeconomic environment has remained difficult, marked by ongoing supply chain disruptions and continued inflationary pressures, we navigated those challenges to deliver improved profitability in the quarter.

“Product Identification revenue grew more than 36 percent in the quarter, contributing to a 160 basis-point increase in segment product margin,” Woods said. “The Astro Machine integration is proceeding smoothly, with strong performance that was already modestly accretive in Q3 after $1 million in transaction costs and incremental interest expense. While much integration remains to be done, we are excited about the many synergistic benefits of this acquisition.

“Additionally, we have maintained a steady pace of new product innovation, highlighted by the launch of our entry-level QL-E100 full-color tabletop label printer, as well as several technology innovations. The QL-E100, which we introduced to a great customer response at PACK EXPO International in October, is purpose-built for customers just beginning to capitalize on the benefits of in-house label printing, as well as larger organizations that need multi-unit widespread distribution of their label printing.

“In the Test & Measurement segment, our third-quarter performance continued to benefit from the resurgence of commercial air travel and the production growth of key aerospace programs such as the Boeing 737 MAX and the Airbus A320,” Woods said. “Segment revenue was up nearly 38 percent in the quarter, with contributions from both the Aerospace and T&M product lines.

“With record backlog and healthy order demand exiting Q3, we are well positioned to continue executing on our growth strategy as we move through the fourth quarter of the year and into fiscal 2024,” Woods concluded.

Q3 FY 2023 Operating Segment Results

Product Identification segment revenue in the third quarter of fiscal 2023 increased 36.3% to $29.9 million from $21.9 million in the same period of fiscal 2022, primarily reflecting the acquisition of Astro Machine. Segment operating income was $3.0 million, or 9.9% of revenue, compared with $1.8 million, or 8.3% of revenue, in the year-earlier period.

Test & Measurement segment revenue in the third quarter of fiscal 2023 increased 37.5% to $9.5 million from $6.9 million in the same period of fiscal 2022. Segment operating income was $1.7 million, or 18.0% of revenue, compared with operating income of $0.8 million, or 12.2% of revenue, in the third quarter of fiscal 2022.

Q3 FY 2023 Results Summary

Revenue for the third quarter of fiscal 2023 increased 36.6% to $39.4 million from $28.9 million in the year-earlier period, driven by higher revenue in both segments.

Hardware revenue increased 56.7% to $11.9 million from $7.6 million in the prior-year period. Supplies revenue grew 27.1% to $22.9 million from $18.1 million in the fiscal 2022 third quarter. Revenue from Service/Other increased 41.9% to $4.5 million from $3.2 million a year earlier.

Gross profit for the third quarter of fiscal 2023 was $12.5 million, up 20.2% from $10.4 million in the third quarter of fiscal 2022. Gross margin of 31.7% was down from 36.0% in the year-earlier period, primarily reflecting less favorable mix in the Product Identification segment.

On a GAAP basis, operating expenses for the third quarter of fiscal 2023 totaled $11.1 million, compared with $10.1 million in the third quarter of fiscal 2022. The 2023 period included $0.7 million in operating expenses related to the Astro Machine acquisition. On a non-GAAP basis, excluding transaction costs, operating expenses for the fiscal 2023 third quarter were $10.4 million.

GAAP operating income for the third quarter of fiscal 2023 was $1.3 million, or 3.4% of revenue, compared with $0.3 million, or 1.0% of revenue, for the same period in fiscal 2022. On a non-GAAP basis, excluding transaction costs, operating income for the third quarter of fiscal 2023 was $2.1 million, or 5.2% of revenue, primarily reflecting the contribution of the Astro Machine acquisition to improved operating efficiencies.

GAAP net income for the third quarter of fiscal 2023 was $0.3 million, or $0.04 per diluted share, compared with a net loss of $0.4 million, or $0.06 per share, in the year-earlier period. On a non-GAAP basis, excluding transaction costs, net income for the third quarter of fiscal 2023 was $0.8 million, or $0.11 per diluted share. This compared with non-GAAP net income of $0.1 million, or $0.01 per diluted share, in the comparable period of fiscal 2022, which excluded after-tax costs of $0.5 million associated with the write-off of the Company’s legacy enterprise resource planning (ERP) system.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $2.0 million for the third quarter of fiscal 2023, compared with $0.3 million for the same period in fiscal 2022. Excluding transaction costs, EBITDA for the third quarter of fiscal 2023 was $2.7 million. This compared with EBITDA for the comparable period of 2022 of $1.0 million, which excludes the ERP write-off.

Adjusted earnings before interest, taxes, depreciation, amortization, and share-based compensation (Adjusted EBITDA) for the third quarter of 2023 was $2.4 million, and $3.1 million excluding transaction costs. For the comparable period of fiscal 2022, Adjusted EBITDA was $0.7 million and $1.4 million excluding ERP write-off costs.

Non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share, EBITDA, EBITDA excluding transaction costs, ERP write-off costs, impact of employee retention credit and PPP loan forgiveness, net of tax, Adjusted EBITDA, which AstroNova defines as earnings before interest, taxes, depreciation, amortization, and share-based compensation, Adjusted EBITDA excluding transaction costs, ERP write-off costs, impact of employee retention credit and PPP loan forgiveness, net of tax, non-GAAP gross profit, and non-GAAP segment operating profit are non-GAAP financial measures explained in greater detail below under “Use of Non-GAAP Financial Measures.” Please refer to the financial reconciliation tables in this news release for a reconciliation of non-GAAP measures to the closest comparable GAAP measures for the three and nine months ended October 29, 2022, and October 30, 2021.

Bookings for the third quarter of fiscal 2023 increased 8.4% to $35.0 million from $32.3 million in the third quarter of fiscal 2022.

Backlog as of October 29, 2022 increased 46.6% to $39.3 million from $26.8 million as of October 30, 2021.

Q3 FY 2023 Conference Call Details

AstroNova will discuss its third-quarter fiscal 2023 results in an investor conference call at 9:00 a.m. ET today. To participate in the conference call, please dial (844) 200-6205 (U.S. and Canada) or (929) 526-1599 (International) approximately 10 minutes prior to the start time and enter access code 816175.

A real-time and archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the non-GAAP financial measures non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share, EBITDA, EBITDA excluding transaction costs, ERP write-off costs, impact of employee retention credit and PPP loan forgiveness, net of tax, Adjusted EBITDA, which AstroNova defines as earnings before interest, taxes, depreciation, amortization, and share-based compensation, Adjusted EBITDA excluding transaction costs, ERP write-off costs, impact of employee retention credit and PPP loan forgiveness, net of tax, non-GAAP gross profit, and non-GAAP segment operating profit. AstroNova believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of changes in the Company’s core operating results and can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova’s management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by the Company’s management to assist with their financial and operating decision-making.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes, and services a broad range of products that acquire, store, analyze, and present data in multiple formats.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Test and Measurement segment provides products designed for airborne printing solutions, avionics, and data acquisition. Our aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Our data acquisition systems are used in research and development, flight testing, missile, and rocket telemetry production monitoring, power, and maintenance applications.

AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting www.astronovainc.com.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, and the benefits expected to be realized from the acquisition of Astro Machine, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, the risk that we may not successfully integrate Astro Machine or otherwise realize the expected benefits of that transaction, as well as those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

ASTRONOVA, INC.
Condensed Consolidated Statements of Income
In Thousands Except for Per Share Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Revenue	$39,405	$28,857	$102,674	$87,780
Cost of Revenue	26,923	18,472	68,080	53,792
Gross Profit	12,482	10,385	34,594	33,988
Total Gross Profit Margin	31.7%	36.0%	33.7%	38.7%
Operating Expenses:
Selling & Marketing	5,908	5,777	17,771	16,931
Research & Development	1,903	1,948	5,021	5,203
General & Administrative	3,325	2,364	8,456	7,372
Total Operating Expenses	11,136	10,089	31,248	29,506
Operating Income	1,346	296	3,346	4,482
Total Operating Margin	3.4%	1.0%	3.3%	5.1%
Other Income (Expense), net:
Extinguishment of Debt - PPP Loan	-	-	-	4,466
Loss on Disposal of Assets	-	(696)	-	(696)
Interest Expense	(701)	(135)	(1,086)	(526)
Gain (Loss) on Foreign Currency Transactions	(237)	(117)	(614)	(231)
Other, net	(17)	53	35	(11)
	(955)	(895)	(1,665)	3,002

Income (Loss) Before Taxes	391	(599)	1,681	7,484
Income Tax (Benefit) Provision	102	(174)	383	297
Net Income (Loss)	$289	$(425)	$1,298	$7,187
Net Income (Loss) per Common Share - Basic	$0.04	$(0.06)	$0.18	$1.00
Net Income (Loss) per Common Share - Diluted	$0.04	$(0.06)	$0.18	$0.98
Weighted Average Number of Common Shares - Basic	7,324	7,234	7,299	7,196
Weighted Average Number of Common Shares - Diluted	7,379	7,234	7,363	7,325

ASTRONOVA, INC.
Balance Sheet
In Thousands
(Unaudited)

	October 29, 2022	January 31, 2022

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$4,496	$5,276
Accounts Receivable, net	21,919	17,124
Inventories, net	49,992	34,609
Employee Retention Credit Receivable	-	3,135
Prepaid Expenses and Other Current Assets	4,682	3,634
Total Current Assets	81,089	63,778
PROPERTY, PLANT AND EQUIPMENT	57,221	50,821
Less Accumulated Depreciation	(43,180)	(39,380)
Property, Plant and Equipment, net	14,041	11,441
OTHER ASSETS
Intangible Assets, net	18,866	19,200
Goodwill	17,885	12,156
Deferred Tax Assets	5,567	5,591
Right of Use Asset	800	1,094
Other Assets	1,581	1,695
TOTAL ASSETS	$139,829	$114,955
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$9,644	$8,590
Accrued Compensation	2,814	3,512
Other Liabilities and Accrued Expenses	4,006	4,113
Revolving Line of Credit	19,900	-
Current Portion of Royalty Obligation	1,750	2,000
Current Portion of Long-Term Debt	1,800	1,000
Current Liability – Excess Royalty Payment Due	255	235
Income Taxes Payable	912	323
Deferred Revenue	362	262
Total Current Liabilities	41,443	20,035
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	12,732	8,154
Royalty Obligation, net of current portion	3,298	4,361
Lease Liability, net of current portion	550	808
Income Taxes Payable	399	399
Deferred Tax Liabilities	79	186
TOTAL LIABILITIES	58,501	33,943
SHAREHOLDERS’ EQUITY
Common Stock	534	528
Additional Paid-in Capital	60,774	59,692
Retained Earnings	57,812	56,514
Treasury Stock	(34,227)	(33,974)
Accumulated Other Comprehensive Loss, net of tax	(3,565)	(1,748)
TOTAL SHAREHOLDERS’ EQUITY	81,328	81,012
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$139,829	$114,955

ASTRONOVA, INC.
Revenue and Segment Operating Profit (Loss)
In Thousands
(Unaudited)

	Revenue		Segment Operating Profit (Loss)		Revenue		Segment Operating Profit (Loss)
	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Product Identification	$29,879	$21,928	$2,960	$1,818	$74,985	$68,519	$6,019	$8,952
Test & Measurement	9,526	6,929	1,711	842	27,689	19,261	5,783	2,902
Total	$39,405	$28,857	4,671	2,660	$102,674	$87,780	11,802	11,854
Corporate Expenses			3,325	2,364			8,456	7,372
Operating Income			1,346	296			3,346	4,482
Other Income (Expense), net			(955)	(895)			(1,665)	3,002
Income (Loss) Before Income Taxes			391	(599)			1,681	7,484
Income Tax (Benefit) Provision			102	(174)			383	297
Net Income (Loss)			$289	$(425)			$1,298	$7,187

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Gross Profit
Amounts in Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Gross Profit − GAAP	$12,482	$10,385	$34,594	$33,988

Employee Retention Credit, net	-	-	-	(1,641)

Gross Profit − Non-GAAP	$12,482	$10,385	$34,594	$32,347

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Operating Expenses
Amounts in Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Operating Expenses − GAAP	$11,136	$10,089	$31,248	$29,506

Transaction Costs	(717)	-	(717)	-

Employee Retention Credit, net	-	-	-	489

Operating Expenses − Non-GAAP	$10,419	$10,089	$30,531	$29,995

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Operating Income
Amounts in Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Operating Income − GAAP	$1,346	$296	$3,346	$4,482

Transaction Costs	717	-	717	-

Employee Retention Credit, net	-	-	-	(2,130)

Operating Income − Non-GAAP	$2,063	$296	$4,063	$2,352

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Net Income (Loss)
Amounts in Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Net Income (Loss) − GAAP	$289	$(425)	$1,298	$7,187

Transaction Costs	540	-	540	-

Oracle EnterpriseOne ERP Write-off	-	528	-	528

Employee Retention Credit, net	-	-	-	(1,615)

PPP Loan Forgiveness	-	-	-	(4,426)

Net Income (Loss) − Non-GAAP	$829	$103	$1,838	$1,674

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Diluted Earnings Per Share
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Diluted Earnings Per Share − GAAP	$0.04	$(0.06)	$0.18	$0.98

Transaction Costs	0.07		0.07

Oracle EnterpriseOne ERP Write-off	-	0.07	-	0.07

Employee Retention Credit, net	-	-	-	(0.22)

PPP Loan Forgiveness	-	-	-	(0.60)

Diluted Earnings Per Share − Non-GAAP	$0.11	$0.01	$0.25	$0.23

ASTRONOVA, INC.
Reconciliation of Net Income (Loss) to EBITDA
Amounts in Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Net Income (Loss) − GAAP	$289	$(425)	$1,298	$7,187
Interest Expense	701	135	1,086	526
Income Tax Expense (Provision)	102	(174)	383	297
Depreciation/Amortization	915	796	2,737	3,070
EBITDA	$2,007	$332	$5,504	$11,080
Net Income - Transaction Costs	540	-	540	-
Net Income - Employee Retention Credit	-	-	-	(1,615)
Net Income - PPP Loan Forgiveness	-	-	-	(4,426)
Net Income - Oracle EnterpriseOne ERP Write-off	-	528	-	528
Income Tax Expense - Transaction Costs	176	-	176	-
Income Tax Expense - Employee Retention Credit	-	-	-	(515)
Income Tax Expense - PPP Loan Forgiveness	-	-	-	(40)
Income Tax Expense - Oracle EnterpriseOne ERP Write-off	-	168	-	168
EBITDA Excluding Transaction Costs, ERP Write-off Costs, Impact of Employee Retention Credit and PPP Loan Forgiveness, net of tax	$2,723	$1,028	$6,220	$5,180

ASTRONOVA, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Amounts in Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Net Income (Loss) − GAAP	$289	$(425)	$1,298	$7,187
Interest Expense	701	135	1,086	526
Income Tax (Provision) Expense	102	(174)	383	297
Depreciation/Amortization	915	796	2,737	3,070
Share-Based Compensation	405	398	977	1,345
Adjusted EBITDA	$2,412	$730	$6,481	$12,425
Net Income - Transaction Costs	540	-	540	-
Net Income - Employee Retention Credit	-	-	-	(1,615)
Net Income - PPP Loan Forgiveness	-	-	-	(4,426)
Net Income - Oracle EnterpriseOne ERP Write-off	-	528	-	528
Income Tax Expense - Transaction Costs	176	-	176	-
Income Tax Expense - Employee Retention Credit	-	-	-	(515)
Income Tax Expense - PPP Loan Forgiveness	-	-	-	(40)
Income Tax Expense - Oracle EnterpriseOne ERP Write-off	-	168	-	168
Adjusted EBITDA Excluding Transaction Costs, ERP Write-off Costs, Impact of Employee Retention Credit and PPP Loan Forgiveness, net of tax	$3,128	$1,426	$7,197	$6,525

ASTRONOVA, INC.
Reconciliation of Segment GAAP to Non-GAAP Operating Income (Loss)
Amounts in Thousands
(Unaudited)

	Three Months Ended						Nine Months Ended
	October 29, 2022			October 30, 2021			October 29, 2022			October 30, 2021
	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total
Segment Operating Profit (Loss) - GAAP	$2,960	$1,711	$4,671	$1,818	$842	$2,660	$6,019	$5,783	$11,802	$8,952	$2,902	$11,854

Employee Retention Credit, net	-	-	-	-	-	-	-	-	-	(1,430)	(802)	(2,232)

Segment Operating Profit - Non-GAAP	$2,960	$1,711	$4,671	$1,818	$842	$2,660	$6,019	$5,783	$11,802	$7,522	$2,100	$9,622

Contacts

Scott Solomon
Senior Vice President
Sharon Merrill Associates, Inc.
(857) 383-2409
ALOT@investorrelations.com